Exhibit 10(x)


                            [Manatt Jones Letterhead]


July 1, 2004


Michael J. Parrella
Chairman and CEO
Artera Group, Inc.
20 Ketchum Street
Westport, CT 06880


Re: Retention Agreement


Dear Mr. Parrella:

As requested, I am very pleased to forward this letter of engagement to provide certain services to Artera Group, Inc. ("Artera" or "Client") in connection with the proposed development of strategic business opportunities for Artera's high-speed data communications and VoIP software applications in global markets (the "Project").

We provide this Letter of Agreement ("Agreement") and the attached Standard Terms and Conditions that confirm the arrangements, terms, and conditions pursuant to which Manatt Jones Global Strategies, LLC ("Consultant"), agrees to act on behalf of Artera ("Company").

The undersigned hereby agree to the following terms and conditions:

1.   Scope of Services
     -----------------

     Using commercially reasonable efforts to provide non-legal advice and support in connection with the proposed development of strategic business opportunities for Artera's high-speed data communications and VoIP software applications in global markets (the "Project"). This includes identifying, on a World-Wide basis, appropriate strategic business partners, and supporting the Company's efforts to consummate transactions with such partners.

2.   Term of the Agreement
     ---------------------

     The effective date of this Agreement shall be July 1, 2004. The term of this Agreement shall be for a period of sixteen (16) months, terminating on October 31, 2005. At the conclusion of the term, should it decide in the affirmative, the Company and Consultant shall conclude a new agreement with respect to the specific scope of services to be provided, the term of the agreement, and compensation.

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3.   Available Time
     --------------

     Consultant shall make available such time as it, in its sole discretion, deems appropriate for the performance of its obligations under this Agreement.

4.   Compensation & Billing
     ----------------------

     Company will pay to Consultant a monthly retainer in the amount of sixteen thousand two hundred and fifty dollars ($16,250). The initial monthly retainer at the beginning of the contract period, and in each subsequent month, shall be payable on the 25th of each month, or, if the 25th falls on a holiday or weekend, then on the last business day prior to the 25th of each month.

5.   Assignment
     ----------

     This  Agreement  shall not be  assignable by either party without the other
     party's  prior  written  consent.   Consultant  shall  not  retain  outside
     professional services or advisors without the Company's written consent.

6.   Amendment
     ---------

     This Agreement may not be amended or modified except in writing signed by the Company and Consultant and may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement. All rights, liabilities and obligations under this Agreement are binding upon and for the benefit of the Company, Consultant and each Indemnified Party and their respective successors and assigns.

                                                   Sincerely yours,



                                                   /s/  James R. Jones
                                                   -------------------------
                                                   James R. Jones


AGREED AND ACCEPTED:

By:  /s/  Michael J. Parrella
     --------------------------

Title:

          Artera Group, Inc.

Date:     July 14, 2004

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          MANATT JONES GLOBAL STRATEGIES STANDARD TERMS AND CONDITIONS
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Written Agreement.  This Retention  Agreement sets forth the  under  this  engagement  are  attorneys.  Client  further basic  terms and  conditions  relating to the  retention  of  acknowledges  and  agrees  that its  retention  of Manatt
Manatt Jones by Client.  The  Retention  Agreement  together  Jones is not a  retention  of Manatt,  Phelps & Phillips,
with  these   Standard   Terms  and   Conditions   (together  LLP for  conflicts  purposes,  and that Manatt,  Phelps &
constituting the "Retention  Agreement") comprise the entire  Phillips,  LLP may accept  engagements  adverse to Client
understanding   between  the  parties,  and  any  previously  or its  interests  at  the  same  time  Manatt  Jones  is stated  understandings,  either  written or oral, are hereby  representing Client.
rendered  null and void.  Any  modification  to the terms of
the  Retention   Agreement  must  be  made  in  writing  and  Securities  Laws.  Manatt  Jones will not be  required to executed  by  signature  of both  parties  before it becomes  take any action or perform any services  which, in Manatt
effective.                                                    Jones' sole and  absolute  judgment,  would cause  Manatt
                                                              Jones  to  serve  or  function  in  the   capacity  of  a
Relationship  of  the  Parties.   Client   acknowledges  and  "broker,"  "dealer"  or  "investment  advisor,"  as those agrees that Manatt Jones is being engaged as an  independent  terms are  defined  for  purposes  of the  United  States
contractor.   Client  further   acknowledges   it  has  been  securities  laws  or the  securities  laws  of any  other advised that Manatt Jones is an affiliate of Manatt,  Phelps  state or  jurisdiction,  or which  would  subject  Manatt
&   Phillips,    LLP,   a   law   firm.    Client    agrees,  Jones  to  regulation  under  any such  laws or  enabling
notwithstanding   that  some  or  all  of  the   individuals  regulations.
providing  services  under this  engagement  are  attorneys, this  engagement is not intended to, and does not, create an  Indemnification.  Except for any loss  arising  out of or
attorney-client   relationship   between  Manatt  Jones  and  relating to gross  negligence  or willful  misconduct  of
Client,  or between  any  person  acting on behalf of Manatt  Manatt  Jones,  Client  agrees to defend,  indemnify  and
Jones and  Client,  or between  Manatt,  Phelps &  Phillips,  hold harmless  Manatt Jones and its partners,  employees,
LLP, and Client.  Client  understands that Manatt Jones will  agents  and  affiliates  from  and  against  any  and all not be  rendering  legal  advice or services  to Client.  In  claims,  losses,  costs,  damages,  suits  and  expenses, the event legal  services are  necessary  or advisable  with  including reasonable  attorneys fees and costs,  relating respect to accomplishing  the objectives of this engagement,  to, or arising out of, this engagement.
Client  understands  that it  will  contract  directly  with
Manatt,  Phelps &  Phillips,  LLP, or such other law firm it  Limited  Liability.  The total  liability of Manatt Jones
may  choose,   for  such  legal   services,   and  that  the  and its partners,  employees,  agents and  affiliates for compensation  being paid to Manatt Jones for this engagement  all  claims of any kind  arising  out of this  engagement does not include the  compensation to be paid for such legal  shall be limited  to the total fees paid to Manatt  Jones
services,  notwithstanding  that  the  same  persons  may be  on  this   engagement,   except  to  the  extent  finally
providing  both  consulting  services  under this  Retention  determined  to  have  resulted  from  the  bad  faith  or
Agreement  and legal  services  under a  separate  agreement  intentional  misconduct  of Manatt  Jones.  Manatt  Jones
with Manatt, Phelps & Phillips, LLP.                          shall in no event be liable for any punitive damages.

Confidentiality.  Manatt  Jones  shall at all  times  during  Arbitration.  Client and Manatt  Jones  agree any dispute and after the term of this Retention  Agreement maintain all  arising out of or relating  to this  engagement  shall be nonpublic  information  obtained  from  Client  or  Client's  resolved  by  submission  to binding  arbitration  in the
affiliates or agents in strictest  confidence  and shall not  District  of   Columbia,   before  a  retired   judge  or
make use of or  disclose  any  confidential  information  to  justice.  If  the  parties  are  unable  to  agree  on  a
anyone  other  than  in  furtherance  of  this   engagement.  retired  judge  or  justice,  each  party  will  name one
Manatt Jones shall be responsible  for compliance  with such  retired  judge or  justice  and the two  persons so named obligations by its affiliates and agents.  All  confidential  will  select a neutral  judge or justice  who will act as information  supplied  by Client  under this  engagement  is  the sole arbitrator.
delivered on an "as is" basis.
                                                              The  parties  shall  be  entitled  to take  discovery  in
Limitations  on Reliance  and Use. The analysis and opinions  accordance   with  the  provisions  of  the  District  of
provided  on  this   engagement   will  be  based  upon  the  Columbia  Superior  Court Rules of Civil  Procedure,  but
information  and  assumptions  provided  by or on  behalf of  either  party may request that the  arbitrator  limit the
Client  to  Manatt   Jones.   Manatt   Jones  will  have  no  amount or scope of discovery and, in determining  whether obligation  to  confirm  the  accuracy,  reasonableness,  or  to do so, the  arbitrator  shall balance the need for the
completeness  of  such  information  and  assumptions.   The  discovery  against the parties'  mutual desire to resolve conclusions,  strategies,  analysis,  comments, and opinions  disputes expeditiously and inexpensively.
expressed by Manatt Jones are provided  strictly for the use of  Client  and may not be  disseminated  to,  used  by,  or  The  prevailing  party  shall be  entitled to recover all relied  upon  by any  third  party  for  any  other  purpose  reasonable  attorneys' fees, expert fees,  expenses,  and
without Manatt Jones' written consent.                        costs (whether or not such fees, expenses,  and costs are
                                                              recoverable   pursuant   to  the   District  of  Columbia
Conflicts.  Manatt  Jones  may be  retained,  in  connection  Superior Court Rules of Civil Procedure).
with  other  matters  not  substantially   related  to  this
engagement,  by parties who have  interests  that may not be  No Warranty.  Client  acknowledges that Manatt Jones does
consistent    with   those   of   Client.    Manatt   Jones'  not warrant any particular  result will be achieved,  and
determination   of  conflicts  is  based  primarily  on  the  that  Client's  obligation  to pay the  amounts due under
substance of the work,  as opposed to the parties  involved.  this  Retention   Agreement  is  not  contingent  upon  a
Manatt  Jones  reserves the right to accept  engagements  by  favorable   outcome   to  this   engagement,   except  as
other parties  consistent  with this  determination.  Client  otherwise expressly provided.
acknowledges  that  Manatt  Jones is not subject to the same
rules   regarding   conflicts   of   interest   that  govern  Survival.  The  respective  obligations  of  the  parties
attorneys,   notwithstanding   that   some  or  all  of  the  under   these   Basic   Agreements   shall   survive  the
individuals providing services                                termination of the Retention Agreement.
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